Finance of America Sharpens Focus on Specialty Finance and Services Business, Plans to Discontinue Forward Mortgage Originations

Strategic pivot aimed at enabling greater investment in high-growth business including reverse mortgages, home improvement & commercial loans, and lender services.

Plano, Texas (October 21, 2022) - Finance of America Companies Inc. (NYSE: FOA) (the “Company” or “FOA”), a leading specialty finance solutions platform, today announced its decision to discontinue the operations of its forward mortgage originations segment across both retail and wholesale channels by the end of the year.

The Finance of America Strategy

FOA was created to provide pathways for consumers to achieve greater financial freedom through the use of the equity in their home. FOA has built many businesses that have become leaders in their areas, including Reverse, Commercial and Lender Services. Collectively, with Portfolio Management and the Home Improvement business, they comprise FOA’s Specialty Finance and Services (SF&S) solutions platform.

FOA Interim Chief Executive Officer Graham Fleming, said: “The discontinuation of the forward mortgage originations segment will allow FOA to optimize its resources and prioritize businesses that have a distinct market opportunity and greater growth potential. In addition, the move will accelerate the company’s ability to partner with large mortgage lenders and other financial services companies to offer FOA’s SF&S solutions on their platforms. Our decision was made with careful consideration, and we understand the impact this action will have on many of our employees and their families. We are providing support and resources to assist our departing employees in their search for employment opportunities, and are actively working to facilitate the transition of many of these employees to roles at other mortgage lenders. The impacted employees have long been valued members of our team and we recognize the many contributions they have made to the company.”
Speaking about the strength of FOA’s SF&S business, Fleming noted that the reverse segment recently debuted its collaboration with Morningstar to educate 150,000 participating financial advisors on reverse mortgages and other home equity options available to customers aged 55 years or older. FOA has the leading reverse mortgage platform in an industry with strong structural tailwinds and it has been the backbone of FOA’s model since the inception of the enterprise.

FOA’s commercial business, which provides fix-and-flip loans, rental portfolio loans, and other financing for residential investment properties, also has commanding market share in its vertical. FOA’s home improvement business continues to grow and serves as an efficient customer acquisition channel. FOA's portfolio management and capital markets capabilities support the innovation of proprietary products and connect FOA’s originated loans to an expanding universe of large institutional investors. Additionally, the lender services business continues to rapidly grow the number of third-party lenders it serves by introducing new technology enabled products, including augmented reality solutions for virtual appraisals and a new tax solutions product to assist homeowners in lowering their property tax bills.

About Finance of America Companies

Finance of America (NYSE: FOA) is a specialty finance consumer lending platform that provides pathways to achieve greater financial freedom through home equity. Through FOA’s subsidiaries, customers have access to a diverse range of flexible, end-to-end home financing and home equity solutions including home improvement loans and reverse mortgages as well as loans to residential real estate investors distributed across retail, third-party network, and digital channels. In addition, FOA’s companies offer complementary lending services to enhance the customer experience, as well as capital markets and portfolio management capabilities to optimize distribution to investors. FOA is headquartered in Plano, TX. For more information, please visit www.financeofamerica.com.

Media Relations Contact: pr@financeofamerica.com
Investor Relations Contact: ir@financeofamerica.com